News ONEOK to Participate in Bank of America Global Energy Conference TULSA, Okla. – Nov. 14, 2022 – ONEOK, Inc. (NYSE: OKE) will participate in the Bank of America Global Energy Conference Nov. 16-17, 2022, in Miami. ONEOK management will participate in a fireside chat session at 2 p.m. Eastern Standard Time (1 p.m. Central Standard Time) on Wednesday, Nov. 16. A link to the live webcast, replay and ONEOK’s latest investor materials are available at www.oneok.com. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ### November 14, 2022 Analyst Contact: Andrew Ziola 918-588-7683 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1